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EXHIBIT 23.3

INDEPENDENT AUDITOR'S CONSENT

        We consent to the use in the post-effective amendment No. 1 to Form S-11 of USA Capital First Trust Deed Fund, LLC of our report dated February 19, 2003 for the period ended December 31, 2002.

/s/Beadle, McBride, Evans & Reeves, LLP

Las Vegas, Nevada
June 26, 2003

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INDEPENDENT AUDITOR'S CONSENT